                                                                     EXHIBIT 5.1

                                March 21, 2000


Data Critical Corporation
19820 North Creek Parkway, Suite 100
Bothell, Washington 98011


     Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on March 21, 2000 in connection with the registration under the Securities Act of 1933, as amended, of a total of 2,380,281 shares of your Common Stock (the "Shares") issued pursuant to or reserved for issuance under the 1999 Employee Stock Purchase Plan, the 1999 Stock Option Plan, the 1994 Stock Option Plan and the 1999 Directors Stock Option Plan. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                       Very truly yours,

                                       VENTURE LAW GROUP
                                       A Professional Corporation

                                      /s/ Venture Law Group